Putnam Investments One Post Office Square Boston, MA 02019 November 30, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE:	Putnam PanAgora Managed Futures Strategy, Putnam PanAgora Market Neutral Fund and Putnam PanAgora Risk Parity Fund, each a series of Putnam Investment Funds (collectively, the “Funds”) (Reg. No. 33- 56339) (811- 07237)

Post-Effective Amendment No. 188 to Registration Statement on Form N-1A (the “Amendment”)

Ladies and Gentlemen:

We are filing the referenced Amendment pursuant to Rule 485(b) under the Securities Act of 1933 and Rule 8b-16 under the Investment Company Act of 1940 to submit an exhibit in interactive data form with risk/return summary information from the prospectuses for the Funds dated August 16, 2017.

Having reviewed the Amendment, the undersigned represents pursuant to Rule 485(b)(4) under the Securities Act that it does not contain disclosure which would render it ineligible to become effective pursuant to Rule 485(b).

Any comments or questions on this filing should be directed to Jeffrey M. Jensen at 1-800-225-2465, Ext. 11060.

Very truly yours,

/s/ Peter T. Fariel

Peter T. Fariel

Associate General Counsel

cc:	James E. Thomas, Esq.

Ropes & Gray LLP